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                                                                   Exhibit 10.18

FIRST AMENDMENT TO STOCK RESTRICTION AND BUY-SELL AGREEMENT



     This First Amendment to Stock Restriction and Buy-Sell Agreement - Non-Voting Shares (the "Amendment") is made as of the 5th day of November, 1997 by and between John C. Sloan, Jorge Andrade, John W. Funk, Howard G. Buffett and The GSI Group, Inc., a Delaware corporation ("GSI"), the persons identified as Non-Voting Shareholders on Exhibit A to the original Stock Restriction and Buy-Sell Agreement - Non-Voting Shares and Mark Waters.


     WHEREAS, the parties entered into the Stock Restriction and Buy-Sell Agreement - Non-Voting Shares as of January 1, 1997 (the "Agreement"), which Agreement imposes certain rights and restrictions on the Non-Voting Shareholders in connection with the sale or disposition of their shares.

     WHEREAS, the parties hereto desire to amend the Agreement in accordance with the terms and conditions set forth below to reflect Craig Sloan's sale of nonvoting shares to Mark Waters on the date hereof and certain other revisions to the Agreement.


     NOW, THEREFORE, for and in consideration of the above premises and the mutual covenants and agreements hereinafter contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:


     1. Section 5.1 of the Agreement is hereby amended by replacing the existing subsection (iii) with the following language:

     "(iii) an amount equal to: (a) with regard to Events arising as a result of a Non-Voting Shareholder's death or permanent disability, six (6) times, and with regard to Events arising as a result of a Non-Voting Shareholder's termination of employment with the Corporation, five (5) times, the Corporation's EBITDA (as defined below), minus (b) the principal balance of the Corporation's interest bearing debt (net of cash, cash equivalents or marketable securities) as of the date of the Event, divided by (c) the total number of shares (both voting and non-voting) of the Corporation's stock outstanding as of the date of the Event."

and by adding the following language after Section 5.1(iii):

     "(iv) an amount equal to: (a) with regard to Events arising as a result of a
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Non-Voting Shareholder's death or permanent disability, six (6) times, and with regard to Events arising as a result of a Non-Voting Shareholder's termination of employment with the Corporation, five (5) times, the Corporation's adjusted EBITDA (as defined below), minus (b) the principal balance of the Corporation's interest bearing debt (net of cash, cash equivalents or marketable securities) as of the date of the Event, divided by (c) the total number of shares (both voting and nonvoting) of the Corporation's stock outstanding as of the date of the Event."

     2. A Section 5.6 is hereby added to the Agreement, which states as follows:

     "5.6 Adjusted EBITDA. The term "adjusted EBITDA" shall mean the same as EBITDA except that the term "Fiscal Period" shall mean (y) if the Event occurs during the first eight (8) months of any given fiscal year of the Corporation, the immediately preceding fiscal year of the Corporation and (z) if the Event occurs during the last four (4) months of any given fiscal year of the Corporation, the fiscal year of the Corporation in which the Event occurs."

     3. A new Section 9.19 is added to the Agreement after existing Section
9.18:

     "9.19. Limitation on Corporation's Ability to Perform. The Corporation's obligation to purchase Shares hereunder and any other obligation related thereto is subject to the terms and conditions of the Indenture dated as of November 1, 1997 between the Corporation and LaSalle National Bank, as trustee, relating to the $100 million aggregate principal amount 10 1/4% Senior Subordinated Notes due 2007."

     4. Exhibit A of the Agreement is hereby amended by adding the following name and address thereto:

     Mark Waters
     1615 Alexander Drive
     Mt. Zion, IL  62549

     5. All capitalized terms used herein shall have the meanings ascribed to them in the Agreement unless the context in which such terms are used clearly indicates a contrary intention.

     6. Except as expressly amended herein, the Agreement shall remain unchanged and in full force and effect.

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                                   The GSI Group, Inc.


                                   By___/s/ Craig Sloan_________
                                   Its Chief Executive Officer



___/s/ Craig Sloan_______          ___/s/  Jorge Andrade________
John C. Sloan                               Jorge Andrade


___/s/ John Funk_________          ___/s/ Howard G. Buffett_____
John W. Funk                                Howard G. Buffett


___/s/ Mark Waters_______          ___/s/ Al Deutsch____________
Mark Waters                                 Al Deutsch


___/s/ Charles Jordan____          ___/s/ Chris Van Rossem______
Charles Jordan                              Chris Van Rossem


___/s/ David Vettel______          ___/s/ Gene Wiseman__________
David Vettel                                Gene Wiseman


___/s/ John Betscher_____          ___/s/ Donald Galvin_________
John Betscher                               Donald Galvin


___/s/ Russ Mello________          ___/s/ Kevin Sloan___________
Russ Mello                                  Kevin Sloan


___/s/ Dale Colee________          ___/s/ Steve Basham__________
Dale Colee                                  Steve Basham


___/s/ Doug Meyer________          ___/s/ Gene Pollock__________
Doug Meyer                                  Gene Pollock